UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

____________

PEACE ARCH ENTERTAINMENT GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

BRITISH COLUMBIA, CANADA (State of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

Suite 407 – 124 Merton Street

Toronto, Ontario M4S 2Z2

(416) 487-0377

(Address of Principal Executive Offices and Zip Code)

____________

SECURITIES TO BE REGISTERED PURSUANT TO

SECTION 12(b) OF THE ACT:

Common Shares

(Title of Each Class to be so Registered)

American Stock Exchange, Inc.

(Name of Each Exchange on Which Each Class is to be Registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

Not applicable

SECURITIES TO BE REGISTERED PURSUANT TO

SECTION 12(g) OF THE ACT:

None

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ITEM 1.

Description of Registrant’s Securities to be Registered.

The Registrant’s Common Shares, no par value (“Common Shares”), to be registered hereunder are the subject of a reclassification (the “Reclassification”) of Registrant’s outstanding Class A Multiple Voting Shares without par value (“Class A Shares”) and Class B Subordinate Voting Shares without par value (“Class B Shares”), whereby Registrant will eliminate the distinctions between the Class A Shares and Class B Shares and name and designate such shares as Common Shares.   A description of the Reclassification is contained in the section entitled “Approval of Capital Reorganization” of Registrant’s Information Circular included in Registrant’s Report on Form 6-K, as filed with the Commission on January 15, 2004 (the “Information Circular”).

Registrant’s Class B Shares were previously registered under the Securities Exchange Act of 1934, pursuant to Registrant’s registration statement on Form 8-A, filed together with Registrant’s registration statement on Form F-1 (No. 333-10354) covering its offering of Class B Shares, which registration statements were declared effective by the Commission on July 28, 1999.

A description of the Common Shares to be registered hereunder is contained in the section entitled “Description of Capital Stock” on pages 48-57 of the Prospectus, dated July 28, 1999, as filed pursuant to Rule 424(b) of the Securities Act of 1933 (the “Securities Act”), as amended and supplemented by the amendments thereto as described in the sections entitled “Approval of Capital Reorganization” and “Approval of Removal of Restrictions on Issue and Transfer of Shares” of the Information Circular.  Such descriptions are incorporated herein by reference.

The Reclassification of Class B Shares as Common Shares was effectuated pursuant to the exemptions provided by Section 3(a)(9) of the Securities Act and the rules and regulations promulgated thereunder.

ITEM 2.

Exhibits.

Exhibit Number	Description
2.1	Special Resolution of Vidatron Enterprises Ltd., filed May 1, 1990, canceling previous Articles of Vidatron Enterprises Ltd. and substituting new Articles of Vidatron Enterprises Ltd. (1)
2.2	Certificate and Special Resolution of Vidatron Enterprises Ltd., filed February 13, 1992. (2)

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2.3	Certificate of Change of Name and Special Resolution of The Vidatron Group Inc., filed February 5, 1997. (3)
2.4	Special Resolution Amending the Memorandum and Articles of the Registrant adopted February 16, 1999. (4)
2.5	Special Resolutions Amending the Memorandum and Articles of Vidatron Entertainment Group Inc. adopted July 14, 1999. (5)
2.6	Special Resolutions Amending the Memorandum and Articles of the Registrant passed February 11, 2004 and filed with the British Columbia Registrar of Companies on March 10, 2004.

________________________

(1)

Filed as Exhibit 3.1 to Registrant’s Form F-1 dated June 24, 1999 and incorporated herein by reference.

(2)

Filed as Exhibit 3.2 to Registrant’s Form F-1 dated June 24, 1999 and incorporated herein by reference.

(3)

Filed as Exhibit 3.3 to Registrant’s Form F-1 dated June 24, 1999 and incorporated herein by reference.

(4)

Filed as Exhibit 3.4 to Registrant’s Form F-1 dated June 24, 1999 and incorporated herein by reference.

(5)

Filed as Exhibit 3.5 to Registrant’s Form F-1 dated June 24, 1999 and incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

March 10, 2004

PEACE ARCH ENTERTAINMENT GROUP INC.

(“Registrant”)

By: /s/ Mara Di Pasquale

Mara Di Pasquale,

Chief Financial Officer

(Principal Accounting Officer)

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